Exhibit 99.1

FOR IMMEDIATE RELEASE

A. Schulman Reports Fiscal 2016 Third Quarter Results

•	Consolidated gross profit and operating income increased by 20.6% and 35.8%, respectively, versus the prior year period

•	Strong cash flow and aggressive debt reduction during the quarter

•	Lucent matter addressed operationally; lawsuit filed against sellers to recoup damages

•	Maintains fiscal 2016 adjusted earnings guidance of $2.40 to $2.45 per diluted share

AKRON, Ohio - June 28, 2016 - A. Schulman, Inc. (Nasdaq: SHLM) announced today earnings for the fiscal 2016 third quarter ended May 31, 2016 of $0.53 per diluted share, compared to a loss of ($0.34) per share in the prior year period. On an adjusted basis, reported earnings per share were $0.79 compared with $0.72 in the prior year period.

Consolidated net sales for the fiscal 2016 third quarter were $650.4 million, compared with $560.9 million in the same prior-year quarter. After adjusting for negative foreign currency translation of $6.2 million, and net sales from the Citadel acquisition of $112.4 million during the quarter, legacy revenues declined 3%, approximately the same as in the prior quarter due to the reduction of our commodity portfolio embedded within the Company’s Distribution Services and Specialty Powders product families. As a result of the Company’s relentless focus on growing value-added products, the Company improved its product mix. Adjusted gross margin in the fiscal third quarter increased to 17.4% compared with 16.2% in the prior year period and adjusted operating income increased to 7% compared with 5.9% in the prior year period. Both Citadel and legacy portfolios contributed to these improved adjusted gross and operating margins.

“We are encouraged by the continued improvement in our adjusted margins which validates our strategy to provide superior value to a vast array of market leading customers,” said Bernard Rzepka, President and Chief Executive Officer. “Much of this profit improvement was a result of our Smart Sales, Savings and Safety initiative that is entrenched within our businesses and is positioning us as the preferred premier materials solutions provider.”

Europe, Middle East and Africa (“EMEA”) net sales were $322.4 million, compared with $326.3 million in the same prior-year period. Excluding the favorable impact of foreign currency translation of $4.3 million, revenues fell 2.5% primarily related to commodity products in the Specialty Powders and Distribution Services product families. This decrease was partially offset by increased activity in the Masterbatch solutions product family. Adjusted gross profit for the segment fell 30 basis points to 15.5% when compared to the same prior year period.

Net sales for United States and Canada (“USCAN”) were $183.3 million, compared with $137.1 million in the third quarter of fiscal 2015. The incremental contribution from the Citadel acquisition was $57.9 million in net sales in the Company’s Engineered Product family. Excluding the contribution of Citadel’s Engineered Plastics sales, legacy revenues declined 8.5% in the third quarter of fiscal 2016. Softness in the agricultural and sports & leisure markets, and continued focus to replace commodity product offerings contributed to the sales decline. The combination of improved mix of product sales; lower production costs and the contribution of Citadel Engineered Plastic revenues resulted in adjusted gross margin improving to 17.8% compared with 16.1% in the prior year period.

“While we are in no way satisfied with the results in these regions, our teams have done a good job controlling what we could control as evidenced by the USCAN adjusted gross margin improvement,” said Rzepka. “With the claims and operational issues at Lucent largely identified and addressed, we can now focus on realizing our full growth potential. As we enter our fiscal fourth quarter, our priorities will be to further deepen our engagement with existing customers, increase our share in attractive target markets, and continue to invest smartly in R&D while aggressively managing our costs through productivity initiatives and supply chain efficiencies.”

LATAM net sales for the quarter were $43.4 million, compared with $44.8 million a year ago. Excluding the unfavorable impact of foreign currency translation of $7.3 million, revenues increased 13.1%. Excluding a $1.5 million negative impact of foreign currency, gross profit rose 13% over the prior year period yielding an adjusted gross margin of 20.9%.

“This marks our fourth consecutive quarter of double-digit growth in this region,” Rzepka said. “We saw strength in the agricultural market in the LATAM region. Our business also increased in packaging and we experienced improved product mix in our Engineered Plastics business related to the strong automotive markets. Lastly, our export business in Brazil increased roughly 18% during the quarter to further improve our performance in the region.”

Asia Pacific (“APAC”) net sales were $46.9 million, compared with $52.7 million in the third quarter of fiscal 2015. Adjusting for a negative foreign exchange impact of $2.9 million, revenues fell 5.5% primarily related to lower sales in Specialty Powders due to the transfer of our rotational molded product line into a minority owned joint venture during fiscal 2016. APAC adjusted gross profit margin was 17.2%, up 250 basis points from the prior period due to improved product mix.

Engineered Composites (“EC”) net sales for the quarter were $54.5 million, compared with $56.9 million in the year-ago comparable period, prior to the June 1 acquisition. On a year-over-year comparison, revenues from the Citadel business declined 4.2% due to the impact of weak oil and gas customer activity. On the lower volumes, gross margin fell 110 basis points to 25.2%, but operating margin increased considerably to 9.2% as restructuring and integration synergies begin to impact the operating performance.

Lucent Update
As previously reported, the Company identified quality reporting issues affecting certain product lines at two former Citadel manufacturing facilities that were once part of Lucent Polymers, which was acquired as part of the Citadel acquisition. Specifically, the Company discovered discrepancies between laboratory data and certifications provided by Lucent to customers with respect to certain products using recycled or reclaimed raw materials.

“The fact that we were able to identify and address this matter as quickly as we did without the need for any product recalls speaks volumes to the strength of our team and culture. As a result of the tireless efforts and excellent work of our team, we are now focusing our attention toward organic growth instead of resolving issues of the past,” said Rzepka. “We thank our customers for their patience and support as we addressed this critical matter.”

The Company incurred costs of $1.8 million in the quarter related to the Lucent remediation matter, including $1.1 million of recurring production and material costs down from the prior quarter and $0.7 million of other costs including settlement of claims and dedicated internal personnel costs.

A. Schulman believes that the sellers are responsible to compensate A. Schulman for the Lucent losses that the Company has experienced or may incur. Therefore, on June 15, 2016, the Company filed a lawsuit against the sellers of Citadel Plastics in the Court of Chancery of the State of Delaware. Among other things, the suit seeks indemnification and damages for the fraudulent business practices within the Lucent subsidiary. Previously, the Company provided a written claim notice to this effect to the sellers and to the escrow agent with respect to the $31 million indemnity escrow established. During the fiscal third quarter, the Company incurred $1.2 million of legal costs associated with this lawsuit.

In accordance with the Company’s policy, it will make no further comments on this ongoing legal matter, nor will it speculate to the timing or potential outcome of this matter. A. Schulman can make no assurances it will be able to recoup funds sufficient enough to offset the substantial costs it has incurred - and will incur - to investigate, isolate and mitigate these fraudulent practices.

Working Capital/Cash Flow
Cash provided from operations was $95.7 million in the nine months ended May 31, 2016, an improvement compared to $56.3 million in the comparable prior year period. Net working capital days were 61 at May 31, compared to 71 days on February 29, 2016. Both metrics were favorably impacted by a focus on supply chain leading to significant improvements in days of inventory on hand.

During the quarter, the Company reduced its debt position by approximately $40 million. This brings net debt to $937 million, which equates to an adjusted net leverage ratio of 3.96 at quarter-end.

Capital expenditures for the nine months ended May 31, 2016 were $34.6 million, compared with $32.7 million last year. During the three months ended May 31, 2016, the Company declared and paid quarterly cash dividends of $6.1 million, or $0.205 per quarter per common share in accordance to its ongoing goal to provide an attractive yield to shareholders. In addition, a quarterly cash dividend of $15.00 per share was declared and paid on the 125,000 shares of the Company’s convertible special stock, representing a $1.9 million cash outflow.

Business Update and Outlook
“Despite the continued volatility in the global marketplace, our outlook for the full year remains unchanged,” said Rzepka. “We continue to anticipate full-year fiscal 2016 adjusted earnings to be in the range of $2.40 to $2.45 per diluted share.”

Rzepka noted that the Company is positioning itself for accelerating earnings growth in fiscal 2017 and beyond. “We have organic growth programs as well as cost and productivity initiatives underway, and with the distraction of addressing the Lucent matter largely behind us, we fully expect that these focused efforts will continue to improve our operating margins. We are actively pursuing different avenues to further advance our strategy and drive value through additional investments in profitable growth.”

As is customary, the Company will provide fiscal 2017 earnings and other financial metrics guidance at the end of October when it releases results for the full year.

Conference Call on the Web
A live Internet broadcast of A. Schulman's conference call regarding fiscal 2016 third-quarter earnings can be accessed at 10:00 a.m. Eastern Time on June 29, 2016, on the Company’s website, www.aschulman.com. An archived replay of the call will also be available on the website.

Investor Presentation Materials
Senior executives of the Company may participate in meetings with analysts and investors throughout the fiscal year. The Company has posted presentation materials, portions of which may be used during such meetings, in the Investors section of its website at www.aschulman.com. The presentation will remain on the website as long as it is in use.

About A. Schulman, Inc.
A. Schulman, Inc. is a leading international supplier of high-performance plastic compounds and resins headquartered in Akron, Ohio. Since 1928, the Company has been providing innovative solutions to meet its customers' demanding requirements. The Company's customers span a wide range of markets such as packaging, mobility, building & construction, electronics & electrical, agriculture, personal care & hygiene, sports, leisure & home, custom services and others. The Company employs approximately 4,900 people and has 57 manufacturing facilities globally. A. Schulman reported net sales of approximately $2.4 billion for the fiscal year ended August 31, 2015. Additional information about A. Schulman can be found at www.aschulman.com.

Use of Non-GAAP Financial Measures
This release includes certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures include segment gross profit, SG&A expenses excluding certain items, segment operating income, operating income before certain items, net income excluding certain items, net income per diluted share excluding certain items and adjusted EBITDA, as discussed further in the Reconciliation of GAAP and Non-GAAP Financial Measures below. These non-GAAP financial measures are considered relevant to aid analysis and understanding of the Company's results and business trends. However, non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures, and tables included in this release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure. The most directly comparable GAAP financial measures for these purposes are gross profit, SG&A expenses, operating income, net income and net income per diluted share. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

While the Company believes that these non-GAAP financial measures provide useful supplemental information to investors, there are very significant limitations associated with their use. These non-GAAP financial measures are not prepared in accordance with GAAP, may not be reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Cautionary Statements
A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and relate to future events and expectations. Forward-looking statements contain such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which management is unable to predict or control, that could cause actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•
worldwide and regional economic, business and political conditions, including continuing economic uncertainties in some or all of the Company’s major product markets or countries where the Company has operations;

•	the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

•	competitive factors, including intense price competition;

•	fluctuations in the value of currencies in areas where the Company operates;

•
volatility of prices and availability of the supply of energy and raw materials that are critical to the manufacture of the Company’s products, particularly plastic resins derived from oil and natural gas;

•	changes in customer demand and requirements;

•	effectiveness of the Company to achieve the level of cost savings, productivity improvements, growth and other benefits anticipated from acquisitions, joint ventures and restructuring initiatives;

•	escalation in the cost of providing employee health care;

•
uncertainties and unanticipated developments regarding contingencies, such as pending and future litigation and other claims, including developments that would require increases in our costs and/or reserves for such contingencies;

•	the performance of the global automotive market as well as other markets served;

•	further adverse changes in economic or industry conditions, including global supply and demand conditions and prices for products;

•	operating problems with our information systems as a result of system security failures such as viruses, cyber-attacks or other causes;

•	our current debt position could adversely affect our financial health and prevent us from fulfilling our financial obligations;

•
integration of acquisitions, including most recently Citadel, with our existing business, including the risk that the integration will be more costly or more time consuming and complex or simply less effective than anticipated;

•	our ability to achieve the anticipated synergies, cost savings and other benefits from the Citadel acquisition;

•	substantial time devoted by management to the integration of the Citadel acquisition; and

•
failure of counterparties to perform under the terms and conditions of contractual arrangements, including suppliers, customers, buyers and sellers of a business and other third parties with which the Company contracts.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risk factors that could affect the Company's performance are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015. In addition, risks and uncertainties not presently known to the Company or that it believes to be immaterial also may adversely affect the Company. Should any known or unknown risks or uncertainties develop into actual events, or underlying assumptions prove inaccurate, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

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SHLM_ALL

Contact
Jennifer K. Beeman
Vice President, Corporate Communications & Investor Relations
A. Schulman, Inc.
3637 Ridgewood Road
Fairlawn, Ohio 44333
Tel: 330-668-7346
Email: Jennifer.Beeman@aschulman.com
www.aschulman.com

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2016	2015	2016	2015
	(In thousands, except per share data)
Net sales	$650,439	$560,858	$1,891,419	$1,718,206
Cost of sales	540,965	470,101	1,587,192	1,462,531
Selling, general and administrative expenses	73,641	64,842	222,482	195,482
Restructuring expense	4,245	2,649	8,005	10,530
Operating income	31,588	23,266	73,740	49,663
Interest expense	13,557	2,618	40,965	7,288
Bridge financing fees	—	18,750	—	18,750
Foreign currency transaction (gains) losses	392	857	2,071	3,097
Other (income) expense, net	(229)	(335)	(246)	(900)
Gain on early extinguishment of debt	—	—	—	(1,290)
Income (loss) from continuing operations before taxes	17,868	1,376	30,950	22,718
Provision (benefit) for U.S. and foreign income taxes	312	10,344	4,076	18,801
Income (loss) from continuing operations	17,556	(8,968)	26,874	3,917
Income (loss) from discontinued operations, net of tax	82	(18)	283	(86)
Net income (loss)	17,638	(8,986)	27,157	3,831
Noncontrolling interests	(241)	(343)	(1,075)	(890)
Net income (loss) attributable to A. Schulman, Inc.	17,397	(9,329)	26,082	2,941
Convertible special stock dividends	1,875	563	5,625	563
Net income (loss) available to A. Schulman, Inc. common stockholders	$15,522	$(9,892)	$20,457	$2,378

Weighted-average number of shares outstanding:
Basic	29,339	29,219	29,284	29,125
Diluted	29,474	29,219	29,459	29,547

Basic earnings per share available to A. Schulman, Inc. common stockholders
Income (loss) from continuing operations	$0.53	$(0.34)	$0.69	$0.08
Income (loss) from discontinued operations	—	—	0.01	—
Net income (loss) available to A. Schulman, Inc. common stockholders	$0.53	$(0.34)	$0.70	$0.08

Diluted earnings per share available to A. Schulman, Inc. common stockholders
Income (loss) from continuing operations	$0.53	$(0.34)	$0.68	$0.08
Income (loss) from discontinued operations	—	—	0.01	—
Net income (loss) available to A. Schulman, Inc. common stockholders	$0.53	$(0.34)	$0.69	$0.08

Cash dividends per common share	$0.205	$0.205	$0.615	$0.615
Cash dividends per share of convertible special stock	$15.00	$—	$45.00	$—

A. SCHULMAN, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 31, 2016	August 31, 2015
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$47,019	$96,872
Restricted Cash	2,407	—
Accounts receivable, less allowance for doubtful accounts of $11,367 at May 31, 2016 and $10,777 at August 31, 2015	405,118	413,943
Inventories	289,656	317,328
Prepaid expenses and other current assets	72,767	60,205
Total current assets	816,967	888,348
Property, plant and equipment, at cost:
Land and improvements	33,160	31,674
Buildings and leasehold improvements	177,748	164,759
Machinery and equipment	440,631	427,183
Furniture and fixtures	34,537	34,393
Construction in progress	24,032	23,866
Gross property, plant and equipment	710,108	681,875
Accumulated depreciation	394,605	367,381
Net property, plant and equipment	315,503	314,494
Deferred charges and other noncurrent assets	89,652	90,749
Goodwill	620,649	623,583
Intangible assets, net	405,539	434,537
Total assets	$2,248,310	$2,351,711
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$296,308	$305,385
U.S. and foreign income taxes payable	—	4,205
Accrued payroll, taxes and related benefits	47,017	56,192
Other accrued liabilities	81,636	70,824
Short-term debt	24,515	20,710
Total current liabilities	449,476	457,316
Long-term debt	961,569	1,045,349
Pension plans	118,034	117,889
Deferred income taxes	109,428	115,537
Other long-term liabilities	22,525	22,885
Total liabilities	1,661,032	1,758,976
Commitments and contingencies
Stockholders’ equity:
Convertible special stock, no par value	120,289	120,289
Common stock, $1 par value, authorized - 75,000 shares, issued - 48,506 shares at May 31, 2016 and 48,369 shares at August 31, 2015	48,506	48,369
Additional paid-in capital	275,361	274,319
Accumulated other comprehensive income (loss)	(93,144)	(83,460)
Retained earnings	610,135	607,690
Treasury stock, at cost, 19,071 shares at May 31, 2016 and 19,077 shares at August 31, 2015	(382,999)	(383,121)
Total A. Schulman, Inc.’s stockholders’ equity	578,148	584,086
Noncontrolling interests	9,130	8,649
Total equity	587,278	592,735
Total liabilities and equity	$2,248,310	$2,351,711

A. SCHULMAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended May 31,
	2016	2015
	(In thousands)
Operating from continuing and discontinued operations:
Net income	$27,157	$3,831
Adjustments to reconcile net income to net cash provided from (used in) operating activities:
Depreciation	37,347	26,481
Amortization	30,163	11,899
Bridge financing fees	—	18,750
Deferred tax provision (benefit)	(2,395)	(1,143)
Pension, postretirement benefits and other compensation	3,161	8,318
Restricted stock compensation - CEO transition costs, net of cash	—	4,789
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	2,574	(13,610)
Inventories	19,900	(13,309)
Accounts payable	(8,145)	9,599
Income taxes	(9,955)	2,598
Accrued payroll and other accrued liabilities	2,583	4,776
Other assets and long-term liabilities	(6,718)	(6,698)
Net cash provided from (used in) operating activities	95,672	56,281
Investing from continuing and discontinued operations:
Expenditures for property, plant and equipment	(34,618)	(32,662)
Investment in equity investees	—	(12,456)
Proceeds from the sale of assets	1,184	1,411
Restricted cash	(2,407)	(3,509)
Business acquisitions, net of cash	—	(6,698)
Net cash provided from (used in) investing activities	(35,841)	(53,914)
Financing from continuing and discontinued operations:
Cash dividends paid to special stockholders	(5,625)	—
Cash dividends paid to common stockholders	(18,012)	(18,058)
Increase (decrease) in short-term debt	2,780	(12,995)
Borrowings on long-term debt	124,671	255,196
Repayments on long-term debt including current portion	(210,448)	(353,647)
Noncontrolling interests' contributions (distributions)	—	(1,750)
Issuances of convertible special stock, net	—	120,296
Issuances of stock, common and treasury	213	231
Redemptions of common stock	(1,077)	(4,999)
Purchases of treasury stock	—	(3,335)
Net cash provided from (used in) financing activities	(107,498)	(19,061)
Effect of exchange rate changes on cash	(2,186)	(11,756)
Net increase (decrease) in cash and cash equivalents	(49,853)	(28,450)
Cash and cash equivalents at beginning of period	96,872	135,493
Cash and cash equivalents at end of period	$47,019	$107,043

Non-cash Activity:
Senior Notes funding held in restricted cash	$—	$375,000
Unpaid debt issuance costs	$—	$11,116

A. SCHULMAN, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
Unaudited

Three months ended May 31, 2016	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Operating Income per Pound	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
31,863,000	(In thousands, except for %'s, per pound and per share data)
As reported	$540,965	16.8%	$73,641	$4,245	$31,588	$0.048	$13,720	$312	$15,522	$0.53
Convertible special stock dividends (9)									1,875	0.03
Certain items:
Accelerated depreciation (1)	(1,283)		(3)	—	1,286		—	243	1,043	0.03
Costs related to acquisitions and integrations (2)	(423)		(1,020)	—	1,443		—	235	1,208	0.04
Restructuring and related costs (3)	(1,647)		(3,628)	(4,245)	9,520		(209)	2,099	7,630	0.23
Lucent costs (4)	(466)		(1,485)	—	1,951		—	385	1,566	0.05
Accelerated amortization of deferred financing fees (5)	—		—	—	—		(163)	34	129	—
Tax (benefits) charges (6)	—		—	—	—		—	3,664	(3,664)	(0.12)
Loss (income) from discontinued operations	—		—	—	—		—	—	(82)	—
Total certain items	(3,819)	0.6%	(6,136)	(4,245)	14,200	0.022	(372)	6,660	7,830	0.26
As Adjusted	$537,146	17.4%	$67,505	$—	$45,788	$0.070	$13,348	$6,972	$25,227	$0.79

Percentage of Revenue			10.4%		7.0%				3.9%

Effective Tax Rate								21.5%

Three months ended May 31, 2015	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Operating Income per Pound	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29219	(In thousands, except for %'s, per pound and per share data)
As reported	$470,101	16.2%	$64,842	$2,649	$23,266	$0.043	$21,890	$10,344	$(9,892)	$(0.34)
Certain items:
Accelerated depreciation (1)	(29)				29				29	—
Costs related to acquisitions and integrations (2)	(59)		(3,531)	—	3,590		—	29	3,561	0.12
Restructuring and related costs (3)	(49)		(3,239)	(2,649)	5,937		—	1,144	4,793	0.16
Acquisition related interest expense (11)	—		—	—	—		(19,134)	—	19,134	0.66
Tax (benefits) charges (6)	—		—	—	—		—	(3,559)	3,559	0.12
Loss (income) from discontinued operations	—		—	—	—		—	—	18	—
Total certain items	(137)	—%	(6,770)	(2,649)	9,556	0.017	(19,134)	(2,386)	31,094	1.06
As Adjusted	$469,964	16.2%	$58,072	$—	$32,822	$0.060	$2,756	$7,958	$21,202	$0.72

Percentage of Revenue			10.4%		5.9%				3.8%

Effective Tax Rate								26.5%

Nine months ended May 31, 2016	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Operating Income per Pound	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29,459,000	(In thousands, except for %'s, per pound and per share data)
As reported	$1,587,192	16.1%	$222,482	$8,005	$73,740	$0.039	$42,790	$4,076	$20,457	$0.69
Certain items:
Accelerated depreciation (1)	(4,779)		(17)	—	4,796		—	1,127	3,669	0.12
Costs related to acquisitions and integrations (2)	(2,522)		(5,048)	—	7,570		—	1,779	5,791	0.20
Restructuring and related costs (3)	(2,532)		(9,422)	(8,005)	19,959		(771)	4,872	15,858	0.54
Lucent costs (4)	(1,844)		(4,424)	—	6,268		—	1,473	4,795	0.17
Accelerated amortization of deferred financing fees (5)	—		—	—	—		(437)	103	334	0.01
Tax (benefits) charges (6)	—		—	—	—		—	3,197	(3,197)	(0.11)
Loss (income) from discontinued operations	—		—	—	—		—	—	(283)	(0.01)
Total certain items	(11,677)	0.6%	(18,911)	(8,005)	38,593	0.021	(1,208)	12,551	26,967	0.92
As Adjusted	$1,575,515	16.7%	$203,571	$—	$112,333	$0.060	$41,582	$16,627	$47,424	$1.61

Percentage of Revenue			10.8%		5.9%				2.5%

Effective Tax Rate								23.5%

Nine months ended May 31, 2015	Cost of Sales	Gross Margin	SG&A	Restructuring Expense	Operating Income	Operating Income per Pound	Non Operating (Income) Expense	Income Tax Expense (Benefit)	Net Income Available to ASI Common Stockholders	Diluted EPS
29547	(In thousands, except for %'s, per pound and per share data)
As reported	$1,462,531	14.9%	$195,482	$10,530	$49,663	$0.031	$26,945	$18,801	$2,378	$0.08
Certain items:
Accelerated depreciation (1)	(327)		—	—	327		—	—	327	0.01
Costs related to acquisitions and integrations (2)	(174)		(7,798)	—	7,972		—	307	7,665	0.26
Restructuring and related costs (3)	(347)		(4,426)	(10,530)	15,303		—	3,146	12,157	0.41
CEO transition costs (8)	—		(6,167)	—	6,167		—	—	6,167	0.21
Inventory step-up (7)	(341)		—	—	341		—	102	239	0.01
Gain on early extinguishment of debt (10)	—		—	—	—		1,290	(428)	(862)	(0.03)
Acquisition related interest expense (11)	—		—	—	—		(19,134)	—	19,134	0.65
Tax (benefits) charges (6)	—		—	—	—		—	(3,841)	3,841	0.13
Loss (income) from discontinued operations	—		—	—	—		—	—	86	—
Total certain items	(1,189)	—%	(18,391)	(10,530)	30,110	0.019	(17,844)	(714)	48,754	1.65
As Adjusted	$1,461,342	14.9%	$177,091	$—	$79,773	$0.050	$9,101	$18,087	$51,132	$1.73

Percentage of Revenue			10.3%		4.6%				3.0%

Effective Tax Rate								25.6%

1 - Accelerated depreciation is related to restructuring plans in the Company's USCAN and EMEA segments. Refer to Note 14 in the Company's Quarterly Report on Form 10-Q for further discussion.
2 - Costs related to acquisitions and integrations primarily include third party professional, legal, IT and other expenses associated with successful and unsuccessful full or partial acquisition and divestiture/dissolution transactions, as well as certain employee-related expenses such as travel, bonuses and post-acquisition severance separate from a formal restructuring plan.
3 - Restructuring and related costs include items such as employee severance charges, lease termination charges, curtailment gains/losses, other employee termination costs, and professional fees related to the reorganization of the Company’s legal entity structure and facility operations.
4 - Lucent costs primarily represent legal and investigation costs related to resolving the Lucent matter, product manufacturing costs for reworking existing Lucent inventory, obsolete Lucent inventory reserve costs, and dedicated internal personnel costs that would have otherwise been focused on normal operations.
5 - Write off of deferred financing costs related to the €79.0 million prepayment of the Euro Term Loan B.
6 - Tax (benefits) charges represent the Company's quarterly non-GAAP tax based on the overall estimated annual non-GAAP effective tax rates.
7 - Inventory step-up costs represent the amortization of adjustments to fair value of inventory acquired for acquisition purchase accounting.
8 - CEO transition costs represent a charge for the modification and accelerated vesting upon retirement of the outstanding equity compensation awards granted to Joseph M. Gingo in 2013 and 2014.
9 - Convertible special stock dividends have been added back as the 2.4 million shares of convertible special stock were considered dilutive to the third quarter of fiscal 2016.
10 - Represents a pre-tax net gain of $1.3 million on the early extinguishment of debt.
11 - Primarily relates to $18.8 million in bridge financing fees.

A. SCHULMAN, INC.
ADJUSTED EBITDA RECONCILIATION
(Unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2016	2015	2016	2015
	(In thousands)

Net income available to A. Schulman, Inc. common stockholders	$15,522	$(9,892)	$20,457	$2,378
Interest expense and bridge financing fees	13,557	21,368	40,965	26,038
Provision for U.S. and foreign income taxes	312	10,344	4,076	18,801
Depreciation and Amortization	22,409	12,145	67,510	38,444
Noncontrolling interests	241	343	1,075	890
Convertible special stock dividends	1,875	563	5,625	563
Other (1)	163	522	1,825	907
EBITDA, as calculated	$54,079	$35,393	$141,533	$88,021
Non-GAAP adjustments (2)	12,832	9,812	33,501	29,857
EBITDA, as adjusted	$66,911	$45,205	$175,034	$117,878

(1) - Other includes Foreign currency transaction (gains) losses, Other (income) expense, net, and Gain on early extinguishment of debt.

(2) - For details on Non-GAAP adjustments, refer to "Reconciliation of GAAP and Non-GAAP Financial Measures", items (2) - (11) and Loss (income) from discontinued operations. Amounts are included in Non Operating (Income) Expense, Income Tax Expense (Benefit) and Net Income Available to ASI Common Stockholders. Accelerated depreciation on the "Reconciliation of GAAP and Non-GAAP Financial Measures" has been excluded as it is already included in Depreciation and Amortization above. The three months ended May 31, 2015 and nine months ended May 31, 2016 and May 31, 2015 also include additional amortization expense which is in SG&A in the "Reconciliation of GAAP and Non-GAAP Financial Measures". This expense has been added back to adjusted EBITDA.

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION
(Unaudited)

	Net Sales				Pounds Sold
	Three months ended May 31,
EMEA	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$33,378	$33,800	$(422)	(1.2)%	13,902	13,924	(22)	(0.2)%
Masterbatch solutions	107,774	102,188	5,586	5.5%	108,291	104,355	3,936	3.8%
Engineered plastics	92,560	95,403	(2,843)	(3.0)%	72,091	71,926	165	0.2%
Specialty powders	36,711	37,903	(1,192)	(3.1)%	43,698	46,997	(3,299)	(7.0)%
Distribution services	51,945	56,961	(5,016)	(8.8)%	79,816	85,689	(5,873)	(6.9)%
Total EMEA	$322,368	$326,255	$(3,887)	(1.2)%	317,798	322,891	(5,093)	(1.6)%

	Net Sales				Pounds Sold
	Three months ended May 31,
USCAN	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$10,840	$11,209	$(369)	(3.3)%	4,004	3,925	79	2.0%
Masterbatch solutions	33,575	37,077	(3,502)	(9.4)%	50,433	51,659	(1,226)	(2.4)%
Engineered plastics	101,836	48,172	53,664	111.4%	100,897	31,897	69,000	216.3%
Specialty powders	22,426	22,914	(488)	(2.1)%	33,689	33,563	126	0.4%
Distribution services	14,661	17,708	(3,047)	(17.2)%	18,024	21,437	(3,413)	(15.9)%
Total USCAN	$183,338	$137,080	$46,258	33.7%	207,047	142,481	64,566	45.3%

	Net Sales				Pounds Sold
	Three months ended May 31,
LATAM	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$1,242	$1,054	$188	17.8%	468	395	73	18.5%
Masterbatch solutions	23,103	23,769	(666)	(2.8)%	17,657	16,789	868	5.2%
Engineered plastics	11,221	11,889	(668)	(5.6)%	9,058	9,196	(138)	(1.5)%
Specialty powders	7,811	8,109	(298)	(3.7)%	9,445	7,177	2,268	31.6%
Distribution services	—	—	—	N/A	—	—	—	N/A
Total LATAM	$43,377	$44,821	$(1,444)	(3.2)%	36,628	33,557	3,071	9.2%

	Net Sales				Pounds Sold
	Three months ended May 31,
APAC	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$3,113	$2,567	$546	21.3%	2,513	1,615	898	55.6%
Masterbatch solutions	19,705	21,375	(1,670)	(7.8)%	22,457	22,331	126	0.6%
Engineered plastics	23,328	26,454	(3,126)	(11.8)%	18,938	19,479	(541)	(2.8)%
Specialty powders	713	2,207	(1,494)	(67.7)%	693	2,617	(1,924)	(73.5)%
Distribution services	21	99	(78)	(78.8)%	43	135	(92)	(68.1)%
Total APAC	$46,880	$52,702	$(5,822)	(11.0)%	44,644	46,177	(1,533)	(3.3)%

	Net Sales				Pounds Sold
	Nine months ended May 31,
EMEA	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$96,572	$102,312	$(5,740)	(5.6)%	39,424	38,320	1,104	2.9%
Masterbatch solutions	305,688	311,708	(6,020)	(1.9)%	304,893	292,602	12,291	4.2%
Engineered plastics	279,435	295,212	(15,777)	(5.3)%	214,407	207,141	7,266	3.5%
Specialty powders	104,513	114,637	(10,124)	(8.8)%	124,470	134,043	(9,573)	(7.1)%
Distribution services	154,586	188,723	(34,137)	(18.1)%	237,880	276,101	(38,221)	(13.8)%
Total EMEA	$940,794	$1,012,592	$(71,798)	(7.1)%	921,074	948,207	(27,133)	(2.9)%

	Net Sales				Pounds Sold
	Nine months ended May 31,
USCAN	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$30,012	$31,524	$(1,512)	(4.8)%	10,923	10,742	181	1.7%
Masterbatch solutions	98,646	119,514	(20,868)	(17.5)%	145,098	160,352	(15,254)	(9.5)%
Engineered plastics	294,921	140,840	154,081	109.4%	290,379	89,950	200,429	222.8%
Specialty powders	65,495	71,574	(6,079)	(8.5)%	92,010	111,383	(19,373)	(17.4)%
Distribution services	43,363	51,769	(8,406)	(16.2)%	56,547	56,487	60	0.1%
Total USCAN	$532,437	$415,221	$117,216	28.2%	594,957	428,914	166,043	38.7%

	Net Sales				Pounds Sold
	Nine months ended May 31,
LATAM	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$3,698	$3,457	$241	7.0%	1,382	1,347	35	2.6%
Masterbatch solutions	68,149	65,971	2,178	3.3%	52,958	46,316	6,642	14.3%
Engineered plastics	32,170	34,857	(2,687)	(7.7)%	26,463	25,775	688	2.7%
Specialty powders	22,721	27,850	(5,129)	(18.4)%	25,891	23,456	2,435	10.4%
Distribution services	—	—	—	N/A	—	—	—	N/A
Total LATAM	$126,738	$132,135	$(5,397)	(4.1)%	106,694	96,894	9,800	10.1%

	Net Sales				Pounds Sold
	Nine months ended May 31,
APAC	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$8,653	$8,500	$153	1.8%	7,066	5,809	1,257	21.6%
Masterbatch solutions	58,187	61,038	(2,851)	(4.7)%	65,022	60,900	4,122	6.8%
Engineered plastics	68,052	79,196	(11,144)	(14.1)%	56,326	55,809	517	0.9%
Specialty powders	2,351	8,661	(6,310)	(72.9)%	2,510	9,084	(6,574)	(72.4)%
Distribution services	392	863	(471)	(54.6)%	603	1,062	(459)	(43.2)%
Total APAC	$137,635	$158,258	$(20,623)	(13.0)%	131,527	132,664	(1,137)	(0.9)%

	Net Sales				Pounds Sold
	Three months ended May 31,
Consolidated	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$48,573	$48,630	$(57)	(0.1)%	20,887	19,859	1,028	5.2%
Engineered composites	54,476	—	54,476	N/A	45,417	—	45,417	N/A
Masterbatch solutions	184,157	184,409	(252)	(0.1)%	198,838	195,134	3,704	1.9%
Engineered plastics	228,945	181,918	47,027	25.9%	200,984	132,498	68,486	51.7%
Specialty powders	67,661	71,133	(3,472)	(4.9)%	87,525	90,354	(2,829)	(3.1)%
Distribution services	66,627	74,768	(8,141)	(10.9)%	97,883	107,261	(9,378)	(8.7)%
Total Consolidated	$650,439	$560,858	$89,581	16.0%	651,534	545,106	106,428	19.5%

	Net Sales				Pounds Sold
	Nine months ended May 31,
Consolidated	2016	2015	$ Change	% Change	2016	2015	Lbs. Change	% Change
	(In thousands, except for %'s)
Custom performance colors	$138,935	$145,793	$(6,858)	(4.7)%	58,795	56,218	2,577	4.6%
Engineered composites	153,815	—	153,815	N/A	130,338	—	130,338	N/A
Masterbatch solutions	530,670	558,231	(27,561)	(4.9)%	567,971	560,170	7,801	1.4%
Engineered plastics	674,578	550,105	124,473	22.6%	587,575	378,675	208,900	55.2%
Specialty powders	195,080	222,722	(27,642)	(12.4)%	244,881	277,966	(33,085)	(11.9)%
Distribution services	198,341	241,355	(43,014)	(17.8)%	295,030	333,650	(38,620)	(11.6)%
Total Consolidated	$1,891,419	$1,718,206	$173,213	10.1%	1,884,590	1,606,679	277,911	17.3%

A. SCHULMAN, INC.
SUPPLEMENTAL SEGMENT INFORMATION
(Unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2016	2015	2016	2015
	(In thousands, except for %'s)
Segment gross profit
EMEA	$49,852	$51,695	$136,489	$145,908
USCAN	32,560	22,104	90,095	66,478
LATAM	9,055	9,324	27,226	22,075
APAC	8,080	7,771	24,153	22,403
EC	13,746	—	37,941	—
Total segment gross profit	113,293	90,894	315,904	256,864
Inventory step-up	—	—	—	(341)
Accelerated depreciation and restructuring related costs	(2,930)	(78)	(7,311)	(674)
Costs related to acquisitions and integrations	(423)	(59)	(2,522)	(174)
Lucent costs	(466)	—	(1,844)	—
Total gross profit	$109,474	$90,757	$304,227	$255,675

Segment operating income
EMEA	$23,382	$24,716	$59,147	$61,032
USCAN	15,576	7,982	38,166	25,299
LATAM	4,748	4,654	14,581	7,531
APAC	4,540	3,972	13,517	10,903
EC	5,031	—	10,583	—
Total segment operating income	53,277	41,324	135,994	104,765
Corporate	(7,489)	(8,502)	(23,661)	(24,992)
Costs related to acquisitions and integrations	(1,443)	(3,590)	(7,570)	(7,972)
Restructuring and related costs	(9,520)	(5,937)	(19,959)	(15,303)
Accelerated depreciation	(1,286)	(29)	(4,796)	(327)
Lucent costs	(1,951)	—	(6,268)	—
Inventory step-up	—	—	—	(341)
CEO transition costs	—	—	—	(6,167)
Operating income	31,588	23,266	73,740	49,663
Interest expense	(13,557)	(2,618)	(40,965)	(7,288)
Bridge financing fees	—	(18,750)	—	(18,750)
Foreign currency transaction gains (losses)	(392)	(857)	(2,071)	(3,097)
Other income (expense), net	229	335	246	900
Gain on early extinguishment of debt	—	—	—	1,290
Income from continuing operations before taxes	$17,868	$1,376	$30,950	$22,718

Capacity utilization
EMEA	88%	94%	82%	88%
USCAN	67%	62%	67%	63%
LATAM	73%	76%	72%	71%
APAC	68%	67%	66%	65%
EC	72%	—%	69%	—%
Worldwide	75%	78%	73%	75%

A. SCHULMAN, INC.
Sales by Geographical Region
(Unaudited)

	Three months ended May 31, 2016
	(In thousands, except for %'s)
	Thermoplastics		Engineered Composites		Total
Geographical Region	Sales by Region	% of TP	Sales by Region	% of EC	Total Sales	Total %
United States / Canada	$183,338	30.8%	$39,030	71.6%	$222,368	34.2%
Europe	322,368	54.0%	5,841	10.8%	328,209	50.5%
Mexico / South America	43,377	7.3%	9,605	17.6%	52,982	8.1%
Asia Pacific	46,880	7.9%	—	—%	46,880	7.2%
Total	$595,963	100.0%	$54,476	100.0%	$650,439	100.0%

	Three months ended May 31, 2015
	(In thousands, except for %'s)
	Thermoplastics		Engineered Composites		Total
Geographical Region	Sales by Region	% of TP	Sales by Region	% of EC	Total Sales	Total %
United States / Canada	$137,080	24.4%	$—	—%	$137,080	24.4%
Europe	326,255	58.2%	—	—%	326,255	58.2%
Mexico / South America	44,821	8.0%	—	—%	44,821	8.0%
Asia Pacific	52,702	9.4%	—	—%	52,702	9.4%
Total	$560,858	100.0%	$—	—%	$560,858	100.0%

	Nine months ended May 31, 2016
	(In thousands, except for %'s)
	Thermoplastics		Engineered Composites		Total
Geographical Region	Sales by Region	% of TP	Sales by Region	% of EC	Total Sales	Total %
United States / Canada	$532,437	30.6%	$110,199	71.6%	$642,636	34.0%
Europe	940,794	54.2%	17,289	11.2%	958,083	50.7%
Mexico / South America	126,738	7.3%	26,327	17.2%	153,065	8.0%
Asia Pacific	137,635	7.9%	—	—%	137,635	7.3%
Total	$1,737,604	100.0%	$153,815	100.0%	$1,891,419	100.0%

	Nine months ended May 31, 2015
	(In thousands, except for %'s)
	Thermoplastics		Engineered Composites		Total
Geographical Region	Sales by Region	% of TP	Sales by Region	% of EC	Total Sales	Total %
United States / Canada	$415,221	24.2%	$—	—%	$415,221	24.2%
Europe	1,012,592	58.8%	—	—%	1,012,592	58.9%
Mexico / South America	132,135	7.7%	—	—%	132,135	7.7%
Asia Pacific	158,258	9.3%	—	—%	158,258	9.2%
Total	$1,718,206	100.0%	$—	—%	$1,718,206	100.0%